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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF SECRETARY

                                       OF

                            MEADE INSTRUMENTS CORP.,
                             A DELAWARE CORPORATION

     The undersigned, Steven G. Murdock, does hereby certify that he is the Secretary of Meade Instruments Corp., a Delaware corporation (the "Company"), and that attached hereto as Exhibit A is a true, complete and correct copy of the amendment to Article III, Section 3.02(a), of the Amended and Restated Bylaws of the Company, adopted effective as of March 1, 2000.

     IN WITNESS WHEREOF, the undersigned has signed his name to this certificate this 1st day of March, 2000.


                                       /s/ Steven G. Murdock
                                       -----------------------------------------
                                           Steven G. Murdock
                                           Secretary


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                                    EXHIBIT A

                  AMENDMENT TO ARTICLE III, SECTION 3.02(a), OF
                       THE AMENDED AND RESTATED BYLAWS OF
                            MEADE INSTRUMENTS CORP.,
                             A DELAWARE CORPORATION

     The second sentence of Article III, Section 3.02(a), of the Amended and Restated Bylaws is hereby amended to read in its entirety as follows:

          "The exact number of directors shall be six (6) until changed, within the limits specified above, by resolution, duly approved by the Board of Directors."